EXHIBIT 8.1
[Letterhead of Debevoise & Plimpton LLP]
June 16, 2008

Gaz de France S.A.
23, rue Philibert Delorme
75840 Paris Cedex 17
France

Re:   Merger of Suez S.A. into Gaz de France S.A.

Ladies and Gentlemen:
     We have acted as special United States counsel for Gaz de France S.A. (“GDF”), a French company with limited liability (société anonyme), in connection with the preparation and filing of the Registration Statement on Form F-4 (the “Registration Statement”), which includes the Prospectus (the “Prospectus”), filed by GDF with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed merger of Suez S.A. (“Suez”) into GDF with GDF as the surviving company (the “Merger”) pursuant to the merger agreement and merger protocol (protocole d’accord) between GDF and Suez, dated June 5, 2008 (collectively, the “Merger Agreement”). For the purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning, if any, ascribed thereto in the Prospectus.

     In rendering this opinion, (i) we have examined the Registration Statement, the Prospectus, the Merger Agreement and such other agreements, instruments, documents and records of GDF and Suez as we have deemed necessary or appropriate for the purposes of this opinion (all of the foregoing, the “Transaction Documents”) and (ii) we have assumed, without independent investigation or inquiry, and relied upon (a) the authenticity of, and the genuineness of all signatures on, all documents; the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies; the legal capacity of all natural persons executing documents; and the due authorization, execution, delivery and enforceability of the Transaction Documents, (b) the performance of all covenants and other undertakings by all parties to, and the consummation of all transactions contemplated by, the Transaction Documents, in accordance with their terms, that none of the material terms and conditions of the Transaction Documents have been or will be waived or modified, the valid existence and good standing of all parties to the Transaction Documents and that there are no documents or understandings between the parties that would alter, or are inconsistent with, the terms set forth in the Transaction Documents and (c) the accuracy of all statements regarding factual matters, representations and warranties contained in the Transaction Documents.
     Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein and in the Prospectus, we hereby confirm that the statements of law and legal conclusions set forth in the second and third paragraphs of the Prospectus under the heading “MATERIAL U.S. FEDERAL INCOME TAX AND FRENCH TAX CONSEQUENCES—EXCHANGE OF SUEZ SHARES OR ADSs FOR GAZ DE FRANCE SHARES OR GDF SUEZ ADSs—United States Taxes” represent our opinion.

     Our opinion is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof. No assurance can be given that any of the foregoing authorities will not be modified, revoked, supplemented or overruled, with possibly retroactive effect. Our opinion is limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. Our opinion is rendered only as of the date hereof. We assume no obligation to advise you of changes of law that occur after the date hereof, or of any facts, circumstances, events or developments that hereafter may be brought to our attention, and that may alter, affect or modify any conclusion expressed in our opinion.

     We consent to the filing of this opinion letter with the SEC as an exhibit to the Registration Statement in connection with the Merger. We also consent to the references to our name under the headings “MATERIAL U.S. FEDERAL INCOME TAX AND FRENCH TAX CONSEQUENCES—EXCHANGE OF SUEZ SHARES OR ADSs FOR GAZ DE FRANCE SHARES OR GDF SUEZ ADSs—United States Taxes” and “LEGAL MATTERS” in the Prospectus. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the SEC thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP

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